Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-1) and related Prospectus of Smithfield Foods, Inc. for the registration of its common stock.

We also consent to the incorporation by reference therein of our report dated March 25, 2025, with respect to the consolidated financial statements of Smithfield Foods, Inc. included in the Annual Report (Form 10-K) for the year ended December 29, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Richmond, Virginia

September 3, 2025